EXHIBIT 10.2
NATIONAL OILWELL VARCO, INC.
Nonqualified Stock Option Agreement
     AGREEMENT made as of                      between NATIONAL OILWELL VARCO, INC., a Delaware corporation (the “Company”) and                     (“Optionee”), a non-employee director of the Company.
     To carry out the purposes of the National Oilwell Varco, Inc. Long-Term Incentive Plan, as amended and restated (the “Plan”), by affording Optionee the opportunity to purchase shares of the Common Stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee the right and option (“Option”) to purchase all or any part of an aggregate of                                 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $                      per share, which has been determined to be not less than 100% of the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.
     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

NUMBER OF FULL YEARS	PERCENTAGE OF SHARES THAT MAY BE PURCHASED
Less than 1 year	0%
1 year	33 1/3%
2 years	66 2/3%
3 years or more	100%

     The termination of Optionee’s director relationship with the Company and a Change of Control (as such term is defined below) shall affect Optionee’s rights under this Option as follows:
          (a) This Option shall terminate and cease to be exercisable upon the termination of Optionee’s director relationship with the Company for cause. For purposes of this Paragraph 2, the term “cause” shall mean (i) Optionee has engaged in gross negligence or willful misconduct in the performance of Optionee’s duties with respect to the Company or (ii) Optionee’s final conviction of a felony or of a misdemeanor involving moral turpitude.
          (b) If Optionee’s director relationship with the Company terminates for any reason other than for cause, this Option may be exercised by Optionee (or Optionee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee) at any time prior to the expiration of ten years from the date of grant hereof, but, except as provided in (c) below, only as to the number of shares Optionee was entitled to purchase hereunder as of the date Optionee’s director relationship with the Company so terminates.
          (c) Notwithstanding the exercise schedule set forth above, if (i) a Change of Control shall occur prior to the date upon which this Option is exercisable in full as provided in such schedule, (ii) Optionee’s director relationship with the Company is terminated at any time on or after such Change of Control for any reason other than for cause, and (iii) Optionee has served as a director of the Company continuously from the date of grant of this Option to the date Optionee’s director relationship with the Company so terminates, then this Option may be exercised in full by Optionee (or Optionee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee) at any time prior to the expiration of ten years from the date of grant hereof. For purposes of this Paragraph 2, the term “Change of Control” shall mean: (y) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (z) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.
     This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price (provided such shares have been owned by Optionee for more than six months, unless this requirement is waived by the Committee), (c) through a “cashless-broker” exercise (through procedures approved by the Committee), (d) by authorizing the Company to withhold shares of Stock issuable upon exercise of this Option having a fair market value equal to the purchase price (through procedures approved by the Committee) or (e) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Optionee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Optionee, Optionee (or the person permitted to exercise this Option in the event of Optionee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
     4. Withholding of Tax. If necessary, as a condition of delivery of shares of stock to be delivered upon exercise of this Option, the Company shall be entitled to require that Optionee remits or, in appropriate cases agrees to remit when due, the amount necessary to satisfy all federal, state and local withholding tax requirements relating thereto.
     5. Status of Stock. Optionee agrees that the shares of Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Optionee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company, if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
     6. Director Relationship. Any question as to whether and when there has been a termination of Optionee’s director relationship with the Company, and the cause of such termination, shall be determined by the Committee and its determination shall be final.
     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.
     8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Optionee and an authorized officer of the Company.
     9. Definitions. Defined terms not specifically defined herein shall have the definitions given them in the Plan.
     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable federal law.